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                                                                       EXHIBIT A

                                FILING AGREEMENT
                                     BETWEEN
                                     ALCATEL
                                       AND
                               ALCATEL CANADA INC.

         The undersigned hereby agree that the Schedule 13D with respect to the Common Stock, no par value, of ImagicTV Inc. dated of even date herewith is and shall be filed on behalf of both of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: February 18, 2003

                                     ALCATEL


                                    By:   /s/ PASCAL DURAND-BARTHEZ
                                          --------------------------------------
                                          Pascal Durand-Barthez
                                          General Counsel

                                    ALCATEL CANADA INC.


                                    By:   /s/ DAVID WILSON
                                          --------------------------------------
                                          David Wilson
                                          Vice President, General
                                          Counsel and Secretary